
IES

Integrated Electrical Services, Inc.
1st Quarter Results

February 10, 2011

Michael J. Caliel, President & CEO
Terry Freeman, SVP & CFO
Karen Roan, DRG&L

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Safe Harbor

- *Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder's decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.*

- *You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2010, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.*

- *Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.*

- *General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.*

Q1 Highlights

- Improved results vs. Q4 2010
  - Consolidated revenues and gross profit up sequentially
  - Growth in C&I segment revenues
- Reduced SG&A compared to Q4 '10 and Q1 '10
  - Continued steps to significantly reduce cost base
- Backlog $243 million at December 31st
  - Improvement in Residential multifamily backlog
- Several new project awards in key markets

Financial Highlights - IES Consolidated

($ Thousands)

	Three Months Ended December 31, 2010	Three Months Ended September 30, 2010	Three Months Ended December 31, 2009
Revenues	$ 113,649	$ 111,361	$ 120,248
Cost of services	102,477	103,465	100,316
Gross Profit	11,172	7,896	19,932
	9.8%	*7.1%*	*16.6%*
SG&A	18,021	18,845	19,267
	15.9%	*16.9%*	*16.0%*
Gain on sale of assets	(6,729)	-	(65)
Asset impairment	3,551	-	-
Restructuring and other	-	(9)	698
Operating Income (loss)	(3,671)	(10,940)	32
	-3.2%	*-9.8%*	*0.0%*
Net loss	$ (3,652)	$ (11,555)	$ (805)
Diluted Earnings per share	$ (0.25)	$ (0.80)	$ (0.06)

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Communications

($ Thousands)

	Three Months Ended December 31, 2010	Three Months Ended September 30, 2010	Three Months Ended December 31, 2009
Revenues	$ 19,921	$ 22,165	$ 18,652
Gross profit	3,211	3,305	3,357
%	*16.1%*	*14.9%*	*18.0%*
Selling, general and administrative	2,320	2,517	1,886
%	*11.6%*	*11.4%*	*10.1%*
Gain on sale of assets	-	-	-
Asset impairment	-	-	-
Restructuring charges, other	-	8	16
Operating income	891	780	1,455
%	*4.5%*	*3.5%*	*7.8%*

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Residential

($ Thousands)

	Three Months Ended December 31, 2010		Three Months Ended September 30, 2010		Three Months Ended December 31, 2009	
Revenues	$	26,045	$	27,463	$	28,992
Gross profit		4,585		4,101		6,844
%		*17.6%*		*14.9%*		*23.6%*
Selling, general and administrative		4,779		5,050		6,023
%		*18.3%*		*18.4%*		*20.8%*
Gain on sale of assets		(22)		-		(2)
Asset impairment		-		-		-
Restructuring charge		-		(26)		-
Operating income (loss)		(172)		(923)		823
%		*-0.7%*		*-3.4%*		*2.8%*

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Commercial & Industrial

($ Thousands)

	Three Months Ended December 31, 2010	Three Months Ended September 30, 2010	Three Months Ended December 31, 2009
Revenues	$ 67,683	$ 61,733	$ 72,604
Gross profit	3,376	490	9,731
%	*5.0%*	*0.8%*	*13.4%*
Selling, general and administrative	7,572	8,548	7,957
%	*11.2%*	*13.8%*	*11.0%*
Gain on sale of assets	(6,805)	-	(63)
Asset impairment	-	-	-
Restructuring charges, other	-	109	700
Operating income (loss)	2,609	(8,167)	1,137
%	*3.9%*	*-13.2%*	*1.6%*

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Backlog
($ Millions)


237
251
259
246
243
Dec '09
Mar '10
Jun '10
Sep '10
Dec '10

Balance Sheets and Other Highlights

($ Thousands)

	December 31, 2010	September 30, 2010
Cash	$ 26,946	$ 32,924
Current Assets	158,920	168,956
Current Liabilities	71,540	85,716
Working Capital	87,380	83,240
Total Debt	11,014	11,256
Total Equity	98,123	101,581
Backlog	242,601	245,505
Liquidity	45,660	45,612

Summary

- Continue to deliver exceptional safety performance
- Disciplined approach to growing orders and backlog
- Strengthening core portfolio of electrical and communications businesses
- Aggressive cost management actions to flex in line with expected volumes